Exhibit 10.4

- , I , Wyoming Secretary of State 3020 Carey Avenue, Suite 700 Cheyenne, WY 82002 - 0020 Ph. 307.777.7311 Fax 307.777.5339 Email: Business@wyo.gov . . WY Secretary of State FILED: 07/03/2018 04:16 PM Original ID: 2017 - 000758n6 Amendment ID: 2018 - 002336735 : --- - · - = === -- - - - ------- _ , Profit Corporation Articles of Amendment 1. Corporation name: !Influentia l Media Holdings, Inc. 1 0 2. Article number(s) 1 ...._ . I is amended as follows: This Amendment is being filed to: Increase the number of Authorized Common Shares from 10,000,000,000 to 20,000,000,000 Amend the Designation for the Series C Convertible Preferred Shares - See attached Certificate of Designation. 3 . If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment . See attached Corporate Resolution 11 8 12 0 1 8 4. The amendment was adopted onF.... _ _ _ _ _ . (Date - mmlddlyyyy) . t, ) • I ,7 Received ' \ JUN 28 201 8 ·• Secretary of State Wyoming . - , _,, P - Amendment - Revised October 2015

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☑ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: [signature] **Date:** 06/19/2018

(May be executed by Chairman of Board, President or another of its officers.) *(mm/dd/yyyy)*

Print Name: Steve Smith

Contact Person:

Title: President & CEO

Daytime Phone Number: 949-290-4914

Email:

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

Checklist

- ☑ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ☐ Please submit one **originally signed** document.
- ☐ **Typical processing time is 3-5 business days** following the date of receipt in our office.
- ☐ Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.

P-Amendment – Revised October 2015

CERTIFICATE OF DESIGNATION OF CONVERTIBLE PREFERRED SERIES "C" STOCK OF INFLUENTIAL MEDIA HOLDINGS, INC. It is hereby certified that: 1. The name of the Corporation is Influential Media Holdings, Inc. (hereinafter called the "Corporation"). 2. The Certificate of Incorporation, as amended, of the Corporation authorizes the issuance of five million (5,000,000) shares of Preferred Stock, $0.0001 par value, and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions and other distinguishing characteristics of each series to be issued. 3. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series "C" Convertible issue of Preferred Stock. "Resolved, that the Board of Directors hereby fixes and determines the designation of the number of shares and the rights, preferences, privileges and restrictions relating to the Convertible Preferred Series C Stock, as follows: (a) Designation . The series of Preferred Stock created hereby shall be designated the Convertible Preferred Series "C" Stock (the "Convertible Preferred Series C Stock"). (b) Authorized Shares. The number of authorized shares of Convertible Preferred Series C shall be one million (1,000,000) shares. (c) Liquidations Rights . In the event of any liquidqtion, dissolution or winding up of the Corporation, either voluntary or involuntary, aft :e r setting apart or paying in full the preferential amounts due to Holders of senior capital stock, if any, the Holders of Convertible Preferred Series C Stock and parity capital stock, if any shall be entitled to receive, prior and in preference to any distribution of any of the assets or entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the Holders of junior capital stock, including Common Sto 1 ck, ,, a . n amount equal to $.125 per share (the "Liquidation Preference"). If upon suc ::> J 11 . r,c ,<. liquidation, dissolution or winding up of the Corporation, the assets of the , "., ':,,' - s. \ rporatio v_,,., Received ... JUN t 8 2018 Secretary of Sfat Wyoming e - r; s l

available for distribution to the Holders of the Convertible Preferred Series C Stock and parity capital stock, if any, shall be insufficient to permit in full the payment of the Liquidation Preference, then all such assets of the Corporation shall be distributed ratably among the Holders of the Convertible Preferred Series C Stock and parity capital stock, if any. Neither the consolidation or merger of the Corporation nor the sale, lease or transfer by the Corporation of all or a part of its assets shall be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this Section (c). (d) Dividends . The Convertible Preferred Series C Stock is not entitled to receive any dividends in any amount during which such shares are outstanding. (e) Conversion Rights . Each share of Convertible Preferred Series C Stock shall be convertible, at the option of the Holder, into ten thousand (10,000) fully paid and non assessable shares of the Corporat i on's Common Stock. The foregoing conversion calculation shall be hereinafter re f erred to as the "Conversion Ratio". ill Conversion Procedure . Upon written notice to the Holder, the Holder shall effect conversions by surrendering the certificate(s) representing the Convertible Preferred Series C Stock to be converted to the Corporation, together with a form of conversion notice satisfactory to the Corporation, which shall be irrevocable. Not later than five (5) business days after the conversion date, the Corporation will deliver to the Holder, a certificate or certificates, which shall be subject to restrictive legends, representing the number of shares of Common Stock being acquired upon the conversion; provided, however, that the Corporation shall not be obligated to issue such certificates until the Convertible Preferred Series C Stock is delivered to the corporation. If the Corporation does not deliver such certificate(s) by the date required under this paragraph (e) (i), the Holder shall be entitled by written notice to the Corporation at any time on or before receipt of such certificate(s), to receive ten thousand (10,000) Convertible Preferred Series C Stock shares for every week the Corporation fails to deliver Common Stock to the Holder. llil Adjustments on Stock Splits. Dividends and Distributions . If the Corporation, at any time while any Convertible Preferred Series C Stock is outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock [whether payable in shares of its Common Stock or of capital stock of any class], (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue reclassification of shares of Common Stock for any shares of capital stock of the Corporation, the Conversion ratio shall be adjusted by multiplying the number of shares of Common Stock issuable by a fraction of which the numerator shall be the number of shares of Common Stock of the Corporation outstanding after such event and of which the denominator shall be the number of shares of Common Stock outstanding before such event. Any adjustment made pursuant to this paragraph (e) (iii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. Whenever the Conversion Ratio is adjusted pursuant to this paragraph, the Corporation shall promptly mail to the Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment . .llii1 Adjustments on Reclassifications, Consolidations and Mergers . In case of reclassification of the Common Stock, any consolidation or merger of the Corporation with or into another person, the sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each Holder of Convertible Preferred Series C Stock then outstanding shall have the right thereafter to convert such Convertible Preferred Series C Stock only into the shares of stock and other securities and property receivable upon or deemed to be held by Holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Convertible Preferred Series C Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities of property set forth in this paragraph (e) (iv) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges. Fractional Shares; Issuance Expenses. Upon a conversion of Convertible Preferred Series C Stock, the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but shall issue that number of shares of Common Stock rounded to the nearest whole number. The issuance of certificates for shares of Common Stock on conversion of Convertible Preferred Series C Stock shall be made without charge to the Holder for an documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder, and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. (f) Voting Rights . Except as otherwise expressly provided herein or as required by law, the Holders of shares of Convertible Preferred Series C Stock shall be entitled to vote on any and all matters considered and voted upon by the Corporation's Common Stock. The Holders of the Convertible Preferred Series C Stock shall be entitled to ten thousand (10,000) votes per share of Convertible Preferred Series C Stock. (g) Reservation of Shares of Common Stock . The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Convertible Preferred Series C Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Convertible Preferred Series C Stock such number of shares of Common Stock as shall be issuable upon the conversion of the outstanding Convertible Preferred Series C Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding Convertible Preferred Series C Stock, the Corporation will take such corporate action necessary to increase its authorized shares of Common Stock to such number as shall be sufficient for such purpose. The Corporation covenants that all shares of Common Stock that shall be issuable shall, upon issue, be duly and validly authorized, issued and fully paid and non - assessable. IN WITNESS WHEREOF, said Influential Media Holdings, Inc. has caused this Certificate to be signed as of this li!?JJ.lday of June, 2018. lnflue By: 5/Qve ';nu \ 1 - \ f Pres. & Director see A . ; TTACHeo] I NOTARIZATIO N On this day of June, 2018, before me, the undersigned Notary Public, personally appeared 5/ - <.?VQ.. $",t,;f \ f proven to me on the basis of satisfactory evidence to be the

ACKNOWLEDGEMENT A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document. State of California County of Los Angeles On J_u_n_e_2_6 ,_20_1_ 8 before me Ernest R. Star - --------- - ,Notary Public, personally appeared Steve Smith who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct. Signature:_ _ - - - Notary Public 0000 eee..o.a ••·•• ( l ,,•:'.:'•• I . : '. · - .s ERNEST R. STAR COMM.#2114524 ; < E ' NOTARY PUBLIC - CALIFORNIA LOS ANGELES COUNTY J ·,, , l. - ,. .... My Comm. Exp. 5, 2019 ( Jul ••••••••••••• (Seal) Document Information: Date: -- - J - u n - e - 2 6 ' , 2 - 0 - 18 - - - Title: Certificate of Designation of Convertible Preferred Notes: Series "C" Stock of Influential Media Holdings, Inc . Ƒ Security seal embossed on both attached document and this Acknowledgement form. (REV.150504)

WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF Influential Media Holdings, Inc. June 18, 2018 The undersigned person, being the sole Officer and Director of Influential Media Holdings. Inc., a Wyoming corporation (the "Company"), in accordance with Section 17 - 16 - 821 of Wyoming Business Corporation Act ("WBCA"), hereby consents, votes in favor of and adopts the following resolutions and waive any notice required to be given in connection therewith: 1. Authorized Shares RESOLVED, that the Board hereby approves that the Company be authorized to issue up to twenty trillion {20,000,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock and that the Company reserves the right to amend its Articles of Incorporation, from time to time, as deemed necessary, during the course of conducting its business, in a manner which is consistent with WBCA. 2. Amend Designation for Series C Convertible Preferred Shares ' RESOLVED, that the Board hereby approves that the Company be authorized to Amend the Rights and Privileges for Series C Convertible Preferred Shares ("Series C") as follows: RESOLVED, that the par value shall be adjusted to $.0001 per share RESOLVED, that the Holder of Series C Convertible Preferred Shares ("Series C"), may convert each (1) Series C to ten thousand (10,000) shares of Common Stock RESOLVED, that the Holder of Series C Convertible Preferred Share - s shall be entitled to 10,000 votes per share of Series C Convertible Preferred Stock and that the Company reserves the right to amend its Articles of Incorporation, from time to time, as deemed necessary, during the course of conducting its business, in a manner which is consistent with WBCA. RESOLVED FURTHER, that the appropriate officers of the Company and their representatives be, and they hereby are, authorized to execute all documents and to take all such actions as they may deem necessary or advisable in order to carry out and perform the purposes of the foregoing resolutions. We direct that this Consent be filed with the minutes of the Company and that this Consent have the same force and effect as a unanimous vote of the Board of Directors at a meeting duly called, convened, and held in accordance with the laws in the State of Wyoming. IN WITNESS WHEREOF, this Consent is hereby executed and shall be effective as of the date first t forth above. This Consent may be signed in counterparts, all of which together ·nstrument . resident & Director

DO NOT PAY! This is not a bill. Description of Charges Reference Quantity Unit Price Total Common Amendment - Profit Corporation - Domestic 2018 - 002336735 1 $50.00 $50.00 RECEIPT Secretary of State 2020 Carey Avenue Cheyenne, WY 82002 - 0020 RECEIPT INFORMATION INFLUENTIAL MEDIA HOLDINGS, INC. 227 WEST 10TH ST LONG BEACH, CA 90813 Receipt#: Receipt Date: Processed By: 001444682 07/03/2018 Cristina Castillo TOTAL CHARGES PAID $50.00 Description of Payment Reference Amount Payment - Check I Money Order 803312775 TOTAL PAYMENT $50.00 $50.00 In Reference To: Influential Media Holdings, Inc. (2017 - 000758776); Amendment ID: 2018 - 002336735 PAD or Billing Questions? (307) 777 - 5343 SOSAdminServices@wyo.gov Page 1 of 1